Exhibit 10.2

July 6, 2022

ACE Convergence Acquisition Corp.

1013 Centre Road, Suite 403S

Wilmington, DE 19805

Re:    Amendment to Sponsor Support Agreement

Ladies and Gentlemen:

Reference is made to that certain Sponsor Support Agreement (the “Sponsor Agreement”), dated as of October 13, 2021, by and among each of the undersigned. Capitalized terms used herein that are not otherwise defined will have the same meaning as they were given in the Sponsor Agreement.

1.       Each of the undersigned hereby agrees that, effective as of the date hereof, the Sponsor Agreement is hereby amended to add the following as Section 1.9 of the Sponsor Agreement:

Section 1.9 Exchange.

(a)          Each Sponsor listed in the table below hereby agrees that, immediately prior to the consummation of the Domestication (but subject to the prior satisfaction of all of the conditions to consummation of the Transactions set forth in Article IX of the Merger Agreement), such Sponsor shall contribute, transfer, assign, convey and deliver to the Company, and the Company shall acquire and accept from such Sponsor, all of such Sponsor’s right, title, and interest in, to, and under such Sponsor’s Acquiror Class B Common Stock, and in exchange therefor, the Company shall issue to each such Sponsor the number of shares of Acquiror Class A Common Stock set forth across from such Sponsor’s name in the table below (the “Exchange”):

Sponsor	Shares of Acquiror Class A Common Stock
ACE Convergence Acquisition LLC	2,031,175
ACE SO5 Holdings Limited	485,325
Kai Yeung Sunny Siu	1,078,500

(b)          No certificates will be issued in connection with the Exchange, and the Company will record the exchange of the Acquiror Class B Common Stock for the Acquiror Class A Common Stock that the Sponsors are acquiring pursuant to the terms and conditions of this Section 1.9 on its books and records. Following the Exchange, no shares of Acquiror Class B Common Stock shall be outstanding

(c)         The Exchange shall be applicable only in connection with the transactions contemplated by the Merger Agreement (including the Domestication and the Merger) and this Agreement, and the Exchange shall be void and of no force and effect if this Agreement is terminated prior to the Closing.

2.       Each of the undersigned hereby agrees that, effective as of the date hereof, the Sponsor Agreement is hereby amended to add the following as Article IV of the Sponsor Agreement:

ARTICLE IV
EARNOUT

Section 4.1    Earnout.

(a)          Each Sponsor included in the table below (the “Earnout Sponsors”) hereby irrevocably agrees that, following the Exchange and at (and subject only to the occurrence of) the Closing, the Shares set forth opposite such Earnout Sponsor’s name below (as adjusted for any stock split, reverse stock split or similar adjustment following the Closing) (the “Sponsor Earnout Shares”) will become restricted shares subject to the provisions set forth in Section 4.1(b). Subject to the limitations contemplated therein, each Earnout Sponsor shall have all of the rights of a shareholder of the Company with respect to its Sponsor Earnout Shares, including the right to receive dividends and/or distributions made to the holders of Acquiror Common Stock and to voting rights generally granted to holders of Acquiror Common Stock.

Earnout Sponsor	Sponsor Earnout Shares
ACE Convergence Acquisition LLC	1,130,000
ACE SO5 Holdings Limited	270,000
Kai Yeung Sunny Siu	600,000

(b)          On the earlier of (i) the date which is fifteen (15) months following the Closing and (ii) immediately prior to the closing of a Strategic Transaction, as defined in the Second Amended and Restated Subscription Agreements entered in to on July 6, 2022, by and between the Company and each of the Investors (as defined therein) eligible to receive Additional Period Shares (as defined therein) thereunder (collectively, the “Subscription Agreements”), each Earnout Sponsor’s Earnout Sponsor Shares will vest in an amount equal to (A) the number of Shares set forth opposite such Earnout Sponsor’s name above less (B) a number of Sponsor Earnout Shares equal to such Earnout Sponsor’s pro rata portion (based on the total number of Sponsor Earnout Shares set forth in the table in Section 4.1(a)) of the number of Additional Period Shares, if any, issuable in the aggregate under the Subscription Agreements. Any Sponsor Earnout Shares which fail to vest pursuant to this Section 4.1(b) will be automatically forfeited and transferred to the Company for no consideration to the Earnout Sponsors and no Person (other than the Company) will have any further right with respect thereto. In the event of a Strategic Transaction, the holders of any vested Sponsor Earnout Shares will be eligible to participate in such Strategic Transaction with respect to such Sponsor Earnout Shares on the same terms, and subject to the same conditions, as the other holders of shares of Acquiror Common Stock generally.

3.       With the exception of the addition of new Section 1.9 and Article IV, the Sponsor Agreement remains in full force and effect.

4.       This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this letter agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

5.       This letter agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature pages follow]

Sincerely,

ACE Convergence Acquisition LLC

By:	/s/ Denis Tse
	Name:	Denis Tse
	Title:	President

ACE SO5 HOLDINGS Limited

By:	/s/ Denis T. Tse
	Name:	Denis T. Tse
	Title:	Director

ACE SO3 HOLDINGS Limited

By:	/s/ Denis Tse
	Name:	Denis Tse
	Title:	Executive Director

/s/ Behrooz Abdi
Behrooz Abdi

/s/ Kai Yeung Sunny Siu
Kai Yeung Sunny Siu

/s/ Denis Tse
Denis Tse

/s/ Minyoung Park
Minyoung Park

/s/ Kenneth Klein
Kenneth Klein

/s/ Omid Tahernia
Omid Tahernia

/s/ Ryan Benton
Ryan Benton

/s/ Raquel Chmielewski
Raquel Chmielewski

ACQUIROR:

ACE Convergence Acquisition Corp.

By:	/s/ Behrooz Abdi
	Name:	Behrooz Abdi
	Title:	Chief Executive Officer

COMPANY:

TEMPO AUTOMATION, INC.

By:	/s/ Joy Weiss
	Name:	Joy Weiss
	Title:	CEO